Exhibit 23.5
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statement No. 333-142271 on Form S-8 and in Amendment No. 1 to Registration Statements No. 333-142278 and No. 333-146832 on Form S-3 of our report dated February 18, 2009, relating to the consolidated balance sheet of DCP Midstream, LLC as of December 31, 2008, appearing in this Annual Report on Form 10-K of DCP Midstream Partners, LP for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP
Denver, Colorado March 4, 2009